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                                                                   Exhibit 23(a)
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                              CENTURY SHARES TRUST

                              DECLARATION OF TRUST

                              DATED MARCH 1, 1928

                                      * * *




                                 AMENDED AS OF

                                  JULY 1, 1994

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                              CENTURY SHARES TRUST

                                      * * *

AN AGREEMENT AND DECLARATION OF TRUST, herein called Declaration of Trust, made at Boston in the Commonwealth of Massachusetts on the first day of March, 1928, by and between LOUIS CURTIS, JR., ROBERT H. GARDINER and CHARLES P. CURTIS, JR., all of the said Boston, DONALD C. WATSON of Weston, in the said Commonwealth, CHARLES H. DICKEY of the City and State of New York and ELLERY S. JAMES of Easthampton, New York, (hereinafter called the Trustees, which expression shall extend to and include the Trustees for the time being of these presents, and the word "Trustee" shall apply to any one of the said Trustees, where the context so admits), and such persons as may from time to time become shareholders of the Trust by purchasing or otherwise acquiring shares issued by the Trustees as hereinafter authorized.

         WHEREAS the principal object of the Trust hereby established is to enable investors to acquire through purchase of the shares a security of moderate price which will be readily marketable and which will represent a properly balanced investment in a diversified list of shares or securities of the kinds herein specified to an extent ordinarily available only to investors of large means,

         Now THEREFORE the Trustees hereby agree and declare that they will hold all moneys and other property and effects at any time paid, transferred to or vested in them for the purposes of these presents (hereinafter called the trust property) in trust to hold, manage, and deal with the same and to receive the income thereof and accretions thereto for the benefit of the beneficiaries of the Trust for the time being (hereinafter called the Shareholders) according to the number and kind of shares authorized to be issued hereunder held by them respectively and with and subject to the powers and provisions hereinafter contained concerning the same.

                                  THE TRUSTEES

     1. All the property and effects for the time being subject to any of the trusts of these presents shall be transferred to and vested in the Trustees as joint tenants.

     2. The Trustees shall have powers subject to the limitations and conditions of these presents from time to time:

     (a) To invest and reinvest the trust property in shares of the capital stock, or in securities convertible into or evidencing the right to purchase shares of the capital stock, of (i) any insurance company, bank or trust company of the United States of America or of any state therein or of any foreign country, (ii) any insurance broker or other company engaged in providing services to, or in a business closely related to, the insurance and banking industries, (iii) any subsidiary of any company described in clauses (i) or
(ii), or (iv) any company whose principal business is the management through effective control by direct stock ownership of one or more of the businesses described in clauses (i) and (ii); and, when market or other conditions make it appear to the Trustees advisable to do so for the purpose of preserving or enhancing principal or income, to invest and reinvest in any debt instruments of domestic governmental and non-governmental issuers which are of investment grade at the time of purchase. No investment or reinvestment shall be deemed improper because of its speculative character. No investment shall be made if such investment at the time thereof would cause an amount greater in value than five per cent of the value of the total assets of the Trust to be invested in the securities of any one issuer. The foregoing limitation shall be construed in accordance with the provisions of the Investment Company Act of 1940 and rules issued thereunder, as such Act and rules may be in effect from time to time, which are applicable in determining whether the Trust is a "diversified company". If such Act and rules shall permit more than one method of valuation or other construction for that purpose, the method of valuation or other construction of the foregoing limitation shall be that which the Trustees elect in accordance with such Act and rules. No investment shall be made if such investment would cause more than ten percent of any class of securities of any issuer to be held by the Trust.

     (b) To sell, exchange or otherwise dispose of the trust property or any part thereof free and clear from all the provisions of this trust, for such consideration whether money, securities or other property as they may see fit, and to reinvest the proceeds thereof, or any part thereof, and so to invest and reinvest during the existence of the Trust.

     (c) To pay any or all taxes or any liens or assessments of whatsoever nature or kind, imposed upon or against the trust property or any part thereof or imposed upon the Trustees hereunder.

     (d) To pay dividends or make any distribution in the nature of a dividend payment in any fiscal year or within a reasonable time thereafter among the Shareholders according to the number of shares held by them respectively at such times as the Trustees may fix but only from

         (1) the net investment income, defined as the net income determined in accordance with good accounting practice and not including profits or losses realized upon the sale of securities or other properties, plus or less amounts set apart from the sale and purchase prices of shares of the Trust, as described below,

         (2) an undistributed balance of profits, less losses, realized from the sales of investments during such fiscal year and previous years, and

         (3) profits, less losses, realized from the sales of investments during the current or preceding fiscal year.

Upon any sale or purchase of shares the Trustees may set apart from the sale or purchase price such amount as will make the net investment income accrued or earned in the current fiscal year to the date of such sale or purchase per share outstanding immediately after such sale or purchase the same as the net investment income per share outstanding immediately before such sale or purchase. Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation of net investment income and profits on the books of the Trust, the Trustees shall have power in their discretion to distribute in any fiscal year amounts sufficient, in the opinion of the Trustees, to enable the Trust as a regulated investment company to reduce or avoid liability for Federal income tax in respect of that year. The Trustees may declare stock dividends in such form and make such adjustments on the books of the Trust in connection therewith as they deem advisable. And the Trustees, consistently with accepted principles of accounting, and with the express provisions of this Agreement and Declaration of Trust, may credit receipts and charge payments to income or otherwise as to them may seem proper. The Shareholders, except as required by paragraph 13 hereof, shall have no right to any distribution except when and as declared by the Trustees. If any distribution in the nature of a dividend payment is made to Shareholders from any source other than

         (1) the accumulated undistributed net investment income, as defined in this paragraph 2(d), or

         (2) such net investment income of the current or preceding fiscal year;

such payment shall be accompanied by a written statement which adequately discloses the source or sources of such payment and the basis of calculation thereof.

     (e) To borrow money for the purposes of the Trust with or without collateral security, on such terms as the Trustees in their uncontrolled discretion may deem desirable, and to give proper securities or evidences for the moneys so borrowed, which may mature at a time or times beyond the possible termination of this Trust or at any earlier time or times, and to pledge, mortgage, charge or hypothecate, or otherwise encumber the trust property as security for a loan or loans, provided however, that no borrowing shall be made which will cause the outstanding indebtedness of the Trust to exceed ten per cent of the gross assets (taken at market) or of the liquidating value of the Trust, whichever is lower, and that no borrowing shall be made except as a temporary measure, and provided further that the Trustees shall not pledge, mortgage, charge, or hypothecate, or otherwise encumber the assets of the Trust (taken at market) to an extent more than fifteen per cent of the gross assets of the Trust (taken at market).

     (f) To make or to refrain from making an agreement with the Commissioner of Corporations and Taxation of the Commonwealth of Massachusetts relative to the payment of taxes by the Trust, and if permitted by law to withdraw from any such agreement and again from time to time enter into like agreements as the interests of the Trust may in the opinion of the Trustees require.

     (g) To direct the opening of bank accounts with any bank, private banker, or trust company, subject to the draft or order of the Custodian.

     (h) To engage in and to prosecute, compound, compromise, abandon, or adjust, by arbitration, or otherwise, any actions, suits, proceedings, disputes, claims, demands, and things relating to the trust property, and out of the trust property to cause to be paid, or to satisfy any debts, claims, or expenses incurred in connection therewith, including those of litigation, upon any evidence that the Trustees may deem sufficient. The powers aforesaid are to include any actions, suits, proceedings, disputes, claims, demands and things relating to the trust property wherein the Trustees may be named individually, but the subject matter of which arises by reason of the trust property and their trusteeship thereof, but are not to include any action or claim arising out of their own adjudicated breach of trust for which they are answerable or accountable according to the terms of this instrument.

     (i) To carry the investments of the Trust in the name of Trustees of Century Shares Trust or in the name or names of their nominees or of the Custodian or of its nominees without disclosing any Trust.

     (j) To appoint officers of the Trust and employ such agents and employees as they shall think proper to assist the Trustees in conducting the business of the Trust without the Trustees being answerable for the acts and defaults of such officers, agents or employees, but the Trustees shall not employ a Manager of the Trust, nor an Investment Adviser as defined in the Investment Company Act of 1940, unless such Investment Adviser is employed under a contract approved by the vote of a majority of the outstanding shares and complying with the requirements of Section 15(a) of the Investment Company Act of 1940.

     (k) To enter into arrangements that the payment of any sum of money or the performance of anything that shall have been agreed upon shall be a floating charge upon the said undertaking and the real and personal property for the time being subject to the trusts of these presents in such manner that the Trustees notwithstanding such charge may continue to carry on the said trusts and deal with the said real and personal property by way of sale, mortgage, charge, lease or otherwise or making distributions thereof in accordance with the trusts hereof, and that the Trustees shall not be liable for the payment of any such sum of money or for damages for non-performance of anything that shall have been agreed upon except out of the trust property and only so far as the same shall be sufficient for the purpose, and that no Trustee shall be in any way liable in respect thereof after he ceases to be a Trustee of these presents, and every such floating charge shall rank pari passu with every other such floating charge unless otherwise specially agreed. And any agreement entered into in pursuance of these presents in the name of Century Shares Trust shall without any express provisions to that effect operate as an arrangement with the Trustees for such a floating charge as above mentioned, and words may be added to any document containing or relating to any such agreement or any part thereof to the effect that contracts made in that name operate as a floating charge created by the Trustees upon all the property comprised in these presents as herein provided, and that the Trustees are not liable upon any such contract except for the application of such property in accordance with the provisions hereof and that no liability attaches to the Shareholders.

     (l) In all matters and respects to sell, convey, and generally to deal with the trust property and to manage and conduct the Trust hereby created (including, without limiting the generality of the foregoing, the giving or furnishing of proxies for voting at meetings in respect of any shares of stock, bonds, or other security at any time included in the trust estate), as fully as if the Trustees were the absolute owners of the Trust property, and to execute any and all instruments and to do any and all things incidental to said Trust not inconsistent with the provisions hereof, the execution or performance of which the Trustees may deem expedient.

     But the Trustees shall not have any power or authority to borrow money on the credit or on behalf of the Shareholders personally, or to make any contract binding the Shareholders personally for repayment of any money raised by mortgage, pledge, or charge in pursuance of the provisions hereof, or to make any contract or incur any liability whatever on behalf of the Shareholders binding them personally. And every contract or instrument made or executed by the Trustees creating any obligation shall be upon the understanding that the Trustees are not liable thereon except for the application of the trust property in accordance with the provisions hereof and that no liability attaches to the Shareholders. Nothing herein contained shall be deemed to constitute the Trustees or the Shareholders partners, and it is expressly declared that a trust and not a partnership is hereby created.

     (m) The Trustees shall not make loans to persons except at times when market or other conditions make it appear to the Trustees necessary to do so in order to preserve or enhance principal or income, and such loans shall be confined to loans secured by collateral which in the opinion of the Trustees is adequate security therefor. Loans shall not be made in excess of twenty-five per cent of the gross assets of the Trust taken at cost. No loans shall be made to Trustees or officers of the Trust, nor to the Underwriter or to officers or directors of the Underwriter of the Trust. This paragraph 2(m) shall not be deemed to impose any limitation on the power of the Trustees to invest cash balances in commercial paper, domestic or foreign certificates of deposit or time deposits, overnight funds use arrangements, bank acceptances and repurchase obligations, U.S. treasury bills, money market funds and accounts and any other cash equivalents which may from time to time be available to provide a return on such cash balances.

     (n) The Trustees shall not purchase or retain in the Trust any securities issued by any issuer if any officer or Trustee of the Trust owns beneficially more than one-half of one per cent of the shares or securities or both (all taken at market value), of such issuer, and such persons owning more than one-half of one per cent of such shares or securities together own beneficially more than five per cent of such shares or securities or both (all taken at market value).

     (o) The Trustees shall, so far as they are in control of the situation, prevent each officer and Trustee of the Trust, each officer and director of the Underwriter of the Trust, and such Underwriter from taking long or short positions in the securities issued by the Trust, provided that the foregoing

         (1) shall not prevent the Underwriter from purchasing from the Trust shares of the Trust, or from maintaining a market for the shares of the Trust or from purchasing from others shares of the Trust either as agent for the Trust or as principal for its own account provided that if the Underwriter so purchases shares as principal it shall agree with the Trust that, promptly upon communication to it of a new liquidating value, it will purchase from or sell to the Trust at the liquidating value on which its transactions with others than the Trust were based the number of shares required to balance such transactions, and will make no purchases from or sales to the Trust for any other purpose, nor prevent any officer or Trustee of the Trust from acting as the Underwriter or from having a financial interest in the Underwriter, and

         (2) shall not prevent the purchase of shares issued by the Trust by any officer or Trustee of the Trust, or by any officer or director of the Underwriter of the Trust, solely for investment purposes, at the price available to the public at the time of such purchase.

     (p) Except as above provided in paragraph 2(o) the Trustees and officers of the Trust shall not deal with themselves nor with any person of whom they are affiliated persons (as defined in the Investment Company Act of 1940) as principal in making purchases and sales of securities or other property for the account of the Trust. Any Trustee or officer or any such affiliated person may act as broker for the Trust in the purchase and sale of securities for the Trust provided any commissions charged therefor do not exceed customary brokerage charges for such services, and may act as legal counsel, or in any like capacity provided only customary fees are charged for services rendered to or for the benefit of the Trust. Subject to such limitation as to fees nothing herein shall prevent the employment of any Custodian, transfer agent, registrar, dividend disbursing agent or auditor having a partner, officer or director who is an officer or trustee of the Trust. No part of any such commissions or fees shall be deemed to be remuneration or compensation within the meaning of Paragraph 4 hereof.

     (q) The Trustees shall not invest any of the Trust property in the securities of other investment companies, except by purchase in the open market where no commission or profit to an Underwriter or dealer results from such purchase other than the customary broker's commission.

     (r) The Trustees shall not invest any funds of the Trust in the securities of companies which have a record of less than three years continuous operation, including in such three years the operation of any predecessor company or companies, partnership or individual enterprise if the company whose securities are proposed as an investment for funds of the Trust has come into existence as a result of a merger, consolidation, reorganization, or the purchase of substantially all of the assets of such predecessor company or companies, partnership or individual enterprise.

     (s) The Trustees shall not have the power to act as underwriter of securities.

     (t) The Trustees shall not use the funds of the Trust for the purpose of buying any securities for the portfolio on margin, nor shall they sell or contract to sell any security which it does not own unless by virtue of its ownership of other securities it has at the time of sale a right to obtain securities equivalent in kind and amount to the securities sold and, if such right is conditional, the sale is made upon the same conditions.

     3. The Trustees shall not have any power to engage in the purchase or sale of real estate, commodities, or commodity contracts except such as may be conveyed to them in connection with a merger, consolidation, reorganization, or in satisfaction of a debt, or incidental to or as a result of the other activities of the Trust. All real estate at any time hereafter acquired by or conveyed to the Trustees for any of the purposes of the said Trusts shall be held by the Trustees or Trustee for the time being of these presents and their heirs and assigns upon trust to sell or convert the same with all the powers in that behalf of an absolute owner and out of the proceeds of such sale or conversion to pay the expenses incurred in such sale or conversion and to hold the rest of the said proceeds and the net rents and profits of the said real estate until the same shall be sold upon the trusts and subject to the powers and provisions concerning the same contained in this indenture.

     4. The Trustees shall have power to incur and pay any expenses which in the opinion of the Trustees are necessary to carry out any of the purposes of this Declaration of Trust, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees may reimburse themselves for expenses reasonably incurred by themselves on behalf of the Trust.

     5. The Trustees shall have power at any time or times to increase or reduce the number of the Trustees and to accept the resignation of or by vote of a majority of all of the Trustees remove any Trustee and to appoint any new or additional Trustee or Trustees but the number of Trustees shall not be less than three nor more than nine. Any Trustee hereunder may resign at any time by a written notice to that effect given to the remaining Trustees. Upon the death, resignation or removal of any Trustee, the remaining Trustee or Trustees shall unless the number of Trustees is then reduced, fill such vacancy. Anything in this paragraph to the contrary notwithstanding, the Trustees shall comply, with reference to the appointment, resignation and removal of Trustees, with the applicable provisions of all laws of the United States of America and of the Commonwealth of Massachusetts governing such matters. As soon as any Trustee so appointed and approved shall have accepted this trust, his acceptance shall be deposited with the Custodian and thereupon title to the trust property shall vest in such Trustee as joint tenant with the continuing Trustees without any further act or conveyance.

     6. The receipts of the Trustees or any of them or of the Custodian for moneys or things paid or delivered to any of them shall be effectual discharges to the persons paying or delivering the same and no person from whom the Trustees or the Custodian shall receive any money, property or other credit shall be required to see to the application thereof. And no purchaser or person dealing with the Trustees shall be bound to ascertain or inquire as to the existence or occurrence of any event or purpose in or for which a sale, mortgage, pledge, or charge is herein authorized or directed, or otherwise as to the purpose or regularity of any of the acts of the Trustees, purporting to be done in pursuance of any of the provisions or powers herein contained or as to the regularity of the removal, resignation, or appointment of any Trustee.

     7. The Trustees and officers shall not be liable for anything done or omitted by them in good faith, and each of them shall be answerable and accountable only for his own acts, receipts, neglects, and willful defaults, and not for those of the others or of any agent employed by them, nor for the acts, receipts, neglects, willful defaults or solvency of any bank, trust company, broker, or other person with whom or into whose hands any moneys or securities may be deposited or come, nor for any defect in title of any property acquired, nor for making or retaining any investment, nor for any loss unless it shall happen through his own willful default, and they shall be entitled to indemnity out of the trust premises against any liability incurred in the execution of the terms or provisions hereof. The Trustees and officers shall be entitled to advice of counsel at the expense of the Trust and shall not be liable for any action taken or omitted in good faith on the advice of counsel. And no Trustee however appointed shall be obliged to give any bond or surety or other security for the performance of any of his duties in the said trusts, but no person shall be appointed to fill any vacancy in the Board of Trustees unless he shall have agreed in writing to be bound in all respects by this Declaration of Trust as it may from time to time be amended, to the same extent as if he had been a Trustee at the date of the execution hereof. Nothing herein shall protect any Trustee or officer against any liability to the Trust or to its shareholders to which he would otherwise be subject by reason of willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

     8. The Trustees shall be required to render an accounting to the Shareholders semiannually, and such accounts shall be based at least annually on an audit by an independent public accountant and shall conform with the applicable provisions of all laws of the United States of America and the Commonwealth of Massachusetts governing such matters.

     9. The Trustees may act with or without a meeting, and by proxy given within six months of the date of any action taken thereunder, and the action of a majority of the Trustees shall be valid and binding as the action of the Trustees and all leases, contracts, orders, and other documents so authorized, except conveyances of lands, executed personally by any two of the Trustees or by any Trustee and by any other officer of the Trust thereunto duly authorized by the Trustees shall be valid and as effectual and binding as if executed by all the Trustees. And any Trustee may by power of attorney empower any other Trustee to execute in his name and on his behalf any and all documents, including conveyances of lands, for any of the purposes of these presents without being responsible for loss. The Trustees shall keep proper records of their proceedings.

                              DURATION OF THE TRUST

     10. The trusts contained in these presents shall continue without limitation of time in such manner that the Trustees shall have all the powers and discretions expressed to be given to them respectively by these presents, and that no Shareholder shall be entitled to put an end to the same or to require a division of the trust property or any part thereof except as required in paragraph 13 hereof. The power, however, is hereby expressly vested in the Trustees with the approval of the holders of a majority of the outstanding shares to terminate this Trust at any time.

     11. Upon termination of this Trust the Trustees

     (a) with the consent of the holders of a majority of the shares, may convey the trust property to new or other Trustees or to a corporation on first being indemnified to their satisfaction against outstanding liabilities accrued or contingent, and upon the execution of releases satisfactory to the Trustees may distribute the net proceeds in kind at valuations fixed by the Trustees, among the Shareholders ratably according to the number and kind of shares held by them respectively, or may in their discretion, turn such proceeds received into money for the purpose of such distribution, or may distribute part in kind and part in money, or

     (b) may sell and convert into money the whole of the trust property and after payment of all proper charges and debts of the Trust, and upon receipt of such releases and indemnity, if any, as the Trustees may deem necessary for their protection, shall distribute the net proceeds among the Shareholders ratably according to the number and kind of shares held by them respectively.

     Upon any such final distribution the Trustees shall be discharged from any and all further liabilities and duties hereunder and the right, title and interest of all parties shall cease and be cancelled and discharged.

                    LIMITATIONS OF LIABILITY OF SHAREHOLDERS,
                      TRUSTEES AND OTHERS; INDEMNIFICATION

     12. (a) No Shareholder shall be subject to any personal liability to any person whatsoever in connection with trust property or the acts, obligations or affairs of the Trust, unless the Shareholder's actions shall have created or contributed to the creation of such liability, as determined by the Trustees consistent with applicable law. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability to any person in connection with trust property or the affairs of the Trust, save only that arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, and all such persons shall look solely to the trust property for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

     (b) No Trustee, officer, employee or agent of the Trust, and no investment adviser, administrator, custodian, transfer agent or other provider of services to this Trust, shall be liable to the Trust, its Shareholders, or to any Shareholder, Trustee, officer, employee or agent for any action or failure to act (including the failure to compel in any way any former or acting Trustee to redress any breach of trust), except upon a showing of bad faith, willful misfeasance, gross negligence or reckless disregard of duties.

     (c) Every person who is or was a Trustee, officer or employee of the Trust and, if the Trustees in their discretion so resolve consistent with the provisions of the Investment Company Act of 1940, any person rendering or having rendered investment advisory, management, administrative or other services to the Trustees or the Trust and every officer, director, trustee, shareholder, employee and agent of any such person (each such person hereinafter referred to as a "Covered Person") shall have a right to be indemnified by the Trust against all liability and reasonable expenses incurred by him in connection with or resulting from any claim, action, suit or proceeding in which he is or may become involved as a party or otherwise by reason of his being or having been a Covered Person, provided (1) said claim, action, suit or proceeding shall be prosecuted to a final determination and he shall be vindicated on the merits, or
(2) in the absence of such final determination vindicating him on the merits, it shall be determined by the Trustees or counsel, as below provided, that he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Trust and that such indemnification is in the best interests of the Trust and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful; said determination to be made either by the Trustees by a majority vote of a quorum consisting of disinterested Trustees, or, if such quorum is not obtainable or if a quorum of disinterested Trustees so directs, by independent legal counsel in a written opinion, in either case based upon a review of readily available facts (as opposed to a full trial-type inquiry).

     For purposes of the preceding paragraph:

         (1) "liability and reasonable expenses" shall include, but not be limited to, reasonable counsel fees and disbursements, amounts of any judgment, fine or penalty, and reasonable amounts paid in settlement; (2) "claim, action, suit or proceeding" shall include every such claim, action, suit or proceeding, whether civil or criminal, derivative or otherwise, administrative, judicial, or investigative and any appeal relating thereto, and shall include any reasonable apprehension or threat of such a claim, action, suit or proceeding; (3) a settlement, plea of nolo contendere, consent judgment, adverse civil judgment, or conviction shall not of itself create a presumption that the conduct of the person seeking indemnification did not meet the standard of conduct set forth in the preceding paragraph.

     Notwithstanding the foregoing, the following additional limitations shall apply with respect to any action by or in the right of the Trust; (1) no indemnification shall be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged to be liable for gross negligence or misconduct in the performance of his duty to the Trust unless the court which made such a finding or any other court of equity in the county where the Trust has its principal office determines that, despite the adjudication of liability, such Covered Person is fairly and reasonably entitled to indemnity for some or all of his expenses; and (2) indemnification in such case shall extend only to disbursements, and shall not include judgments or fines.

     The right of indemnification shall extend to the legal representative and heirs of any Covered Person otherwise entitled to indemnification. If a Covered Person meets the requirements of this paragraph 12 with respect to some matters in a claim, action, suit or proceeding, but not with respect to others, he shall be entitled to indemnification as to the former. Expenses incurred in defending an action, suit or proceeding may be paid by the Trust in advance of the final disposition of such action, suit or proceeding as authorized by the Trustees in the specific case either upon receipt of an undertaking satisfactory to the Trustees by the Covered Person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Trust as authorized in this paragraph, or, if the Trust is at the time of such advance insured against losses arising by reason of the advance.

     This paragraph 12 shall not exclude any other rights of indemnification or other rights to which any Covered Person may be entitled to by contract or as a matter of law.

                             SHARES AND SHAREHOLDERS

     13. The beneficial interest of the Shareholders hereunder shall be represented by shares and fractions of shares (herein collectively referred to as shares). Each share shall have a par value of one dollar each. All shares shall be of the same class and each share shall be equal to every other share, but the Trustees shall have the authority from time to time to divide the class of shares into two or more series (hereinafter referred to as series) of shares as they deem necessary or desirable, to establish and designate such series, and to fix and determine the relative rights and preferences as between the different series of shares as to dividends and other distributions and on liquidation or on termination of the Trust, sinking or purchase fund provisions, conversion rights, manner of determining Trustee remuneration with respect to such series and conditions under which the several series shall have separate voting rights or no voting rights. Except as aforesaid, all shares of the different series shall be identical. All references to shares in the Declaration of Trust shall be deemed to be to shares of any or all series, as the context may require.

     If the Trustees shall divide the shares of the Trust into two or more series, the following provisions shall be applicable:

     A. The number of authorized shares and the number of shares of each series that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued shares or any shares previously issued and reacquired of any series into one or more series that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other series), reissue for such consideration and on such terms as they may determine, or cancel any shares of any series reacquired by the Trust at their discretion from time to time.

     B. The power of the Trustees to invest and reinvest the trust property shall be governed by paragraph 2 (a) of this Trust with respect to any one or more series which represents the interests in the assets of the Trust immediately prior to the establishment of two or more series and the power of the Trustees to invest and reinvest assets applicable to any other series shall be as set forth in the instrument of the Trustees establishing such series which is hereinafter described.

     C. All consideration received by the Trust for the issue or sale of shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series, the Trustees shall allocate them among any one or more of the series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the shareholders of all series for all purposes.

     D. The assets belonging to each particular series shall be charged with the liabilities of the Trust in respect of that series and all expenses, costs, charges and reserves attributable to that series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the Investment Company Act of 1940, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the shareholders.

     E. The power of the Trustees to pay dividends and make distributions shall be governed by paragraph 2 (d) of this Trust with respect to any one or more series which represents the interests in the assets of the Trust immediately prior to the establishment of two or more series. With respect to any other series, dividends and distributions on shares of a particular series may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of shares of that series, from such of the income and capital gains, accrued or realized, from the assets belonging to that series, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that series. All dividends and distributions on shares of a particular series shall be distributed pro rata to the holders of that series in proportion to the number of shares of that series held by such holders at the date and time of record established for the payment of such dividends or distributions.

     The establishment and designation of any series of shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series, or as otherwise provided in such instrument. At any time that there are no shares outstanding of any particular series previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration of Trust.

     During each fiscal year or within a reasonable time thereafter the Trustees shall distribute among the Shareholders according to the number of shares held by them respectively the net investment income of such year as defined in paragraph 2(d) hereof, and may make additional distributions from other sources as provided in said paragraph 2(d).

     The number of shares shall not be limited and shares may be issued from time to time by the Trustees to such persons, firms, corporations or associations and in such amounts and for such consideration as the Trustees may determine, except that if issued for cash no shares shall be sold at less per share than the liquidating value of a share, as defined in this paragraph 13, in effect at the time of sale or contract to sell, or if shares are issued for property the property received per share therefor shall in the opinion of the Trustees be of a value not less than the said liquidating value of a share. The Trustees may issue shares of the Trust to the shareholders pro rata according to the number of shares held by each, without the payment of any consideration. The shares issued by the Trustees hereunder or the proceeds thereof may be applied by them to the payment or discharge of any expenses or obligations incurred or assumed by them in connection with the acquisition of trust property or to any object deemed by them to be beneficial to the Trust.

     The Trustees may buy and retire from time to time shares of the Trust in such amounts and at such prices as may seem to them desirable, provided that the price paid for any share shall in no event exceed the liquidating value thereof as defined in this paragraph 13 in effect at the time of the purchase or contract to purchase. The Trustees shall be required to buy and pay in cash for shares of the Trust tendered to it for purchase at a price equal to the liquidating value at the close of business on the day on which shares are tendered for redemption less, if the Trustees shall decide, an amount not exceeding 1 per cent of such liquidating value; provided, however, that the Trustees may suspend the right of redemption or postpone the date of payment subject to the conditions enumerated below, in which event the liquidating value for the purpose of redemption shall be the liquidating value at the close of business on the day on which such suspension is removed; and provided further, that if the Trustees determine, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Trust may make payment wholly or partly in securities or other assets belonging to the series of which the shares being redeemed are part, at the value of such securities or assets used in such determination of liquidating value. The conditions referred to are as follows:

         (1) the Trustees may not suspend the right of redemption or postpone the date of payment or satisfaction upon redemption for more than seven days after the day upon which the shares are tendered except (a) for any period during which the New York Stock Exchange is closed (other than customary week-end and holiday closings) or during which trading on the New York Stock Exchange is restricted; (b) for any period during which an emergency exists as a result of which disposal by the Trust of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Trust fairly to determine the value of its net assets;
     (c) for such other periods as the Securities and Exchange Commission may by order permit for the protection of security holders of the Trust.

         (2) that the Trustees be advised by the Transfer Agent, Registrar or Custodian or by some bank, private banker or trust company acceptable to the Trustees that certificates for the shares so tendered properly endorsed in blank for transfer have been deposited with such Transfer Agent, Registrar, Custodian, bank, private banker or trust company, together with irrevocable instructions in writing directing the delivery of the said certificates to the Trustees upon payment therefor at the price so determined. Shares purchased shall be cancelled.

     As used in this Declaration of Trust, the "liquidating value" of the Trust shall mean the "current net assets" of the Trust and the "liquidating value" of a share of the Trust shall mean the "current net asset value" of a share of the Trust as those terms are used in the Investment Company Act of 1940 and rules issued thereunder, as such Act and rules may be in effect from time to time. Subject to any conflicting requirements of such Act and rules, which requirements shall control, the liquidating value of the Trust shall be the sum, which, in the opinion of the Trustees, would be payable to the shareholders at the time of determination if the Trust were then terminated, with or without, as the Trustees shall deem appropriate, such allowance for expenses and taxes as the Trustees determine would be incurred if the Trust were then liquidated. Liquidating value shall be computed according to accepted principles of accounting, valuing the investments of the Trust at their quoted bid prices as determined by the Trustees, but, if, in the opinion of the Trustees, any investment shall not have an active market or the quoted bid price does not represent a fair price for such investment, the Trustees may determine the price to be used in valuing such investment. The liquidating value of a share of the Trust shall mean the liquidating value of the Trust divided by the number of outstanding shares.

     Subject to any conflicting requirement of the Investment Company Act of 1940, as amended and rules issued thereunder, which requirement shall control, the liquidating value of shares of the Trust shall be determined by the Trustees or an agent designated by them on each day during which the New York Stock Exchange is open for trading on such Exchange, and may be determined at such other times as the Trustees consider appropriate. The time as of which or the period of time for which a liquidating value shall be effective with respect to the issue, sale, purchase or redemption of shares of the Trust or with respect to any other transaction or for any other purpose shall be determined in accordance with the requirements of the Investment Company Act of 1940, as amended, and rules issued thereunder, as such Act and rules may be in effect from time to time. To the extent that there are no such requirements or that such requirements permit alternatives, such time or period of time shall be determined by the Trustees, subject to any provision of this Declaration of Trust requiring effectiveness as of a particular time or for a particular period of time.

     Shares issued hereunder need not be offered to the holders of the outstanding shares.

     14. A register or registers shall be kept by or under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of shares held by them respectively and a like record of all future transfers thereof. No shareholder shall be entitled to have any notice given to him as herein provided until he has given his address to the Trustees to be entered in the register.

     15. The Trustees shall have power but shall not be required to employ one or more Transfer Agents or Registrars or both, which shall in each case be a bank, private banker or trust company, to keep the register of its shares and Shareholders. All transfers of shares shall be recorded by a Transfer Agent or person keeping such register and all certificates for shares issued by the Trustees shall be registered by a Registrar, if there shall be one, and otherwise by a Transfer Agent or person keeping such register to the persons entitled to the same after transfer of such shares or otherwise.

     16. Every Shareholder shall be entitled to receive from the Trustees a certificate signed by one of the Trustees in such form as the Trustees shall approve specifying the number of shares of any series held by him, and every certificate of shares shall be countersigned by the Transfer Agent, if any, and shall have on it a certificate of the Registrar, if any, that it has been so registered, and in case there shall at any time be a Transfer Agent but no Registrar, the Transfer Agent shall certify to such registration. The signature of a Trustee may be by facsimile if the certificate is countersigned by a Transfer Agent. Any Transfer Agent or any Registrar may be removed by the Trustees or may resign at any time by a writing to that effect delivered to the Trustees, which shall take effect upon such delivery or at the time specified in the writing, and thereupon the Trustees may appoint a new Transfer Agent or Registrar having the qualifications hereinbefore required.

     17. Every transfer of any share (otherwise than by operation of law) shall be in writing under the hand of the transferor and, upon delivery thereof with the existing certificate for such share to a Transfer Agent or to the person keeping the register of the shares and Shareholders, shall be recorded in the register, and a new certificate therefor shall be issued in the name of the transferee, and in case of a transfer of only a part of the shares mentioned in any certificate a new certificate for the residue thereof shall be issued in the name of the transferor. Until the transfer shall be so delivered and recorded, the transferor shall be deemed to be the holder of the share or shares comprised therein for all the purposes hereof, and the Trustees shall not be affected by any notice of the transfer. The register may in the discretion of the Trustees be closed for a period not exceeding 30 days (during which no transfers shall be registered) prior to the making of any distribution. Except as herein provided, the Trustees shall not impose any restrictions upon the transfer of the shares of the Trust.

     18. In case of the reported loss, mutilation or destruction of any certificate for shares, the Trustees may under such terms as they deem expedient, issue a new certificate or certificates in place of the one so lost, mutilated or destroyed.

     19. Any person becoming entitled to any share in consequence of the death, bankruptcy, or insolvency of any Shareholder or in any way other than by a transfer in accordance with paragraph 17 hereof shall be recorded in the register as the holder of the said share and receive a new certificate for the same upon production of the proper evidence thereof and delivery of the existing certificate to the Trustees or their Transfer Agent or Registrar.

     20. Two or more persons holding any share shall be joint tenants of the entire interest therein, and no entry shall be made in the register or in any certificate that any person is entitled to any future, limited, or contingent interest in any share. But any person registered as the holder of any share may, subject to the provisions hereinafter contained, be described therein as a trustee of any kind, and any words may be added to the description to identify the trust.

     21. The Trustees shall not, nor shall any Transfer Agent or any Registrar or other agent of the Trustees, be bound to take notice or be affected by notice of any trust whether express, implied, or constructive or any charge or equity to which any of the said shares or the interests of any of the Shareholders in the trusts of these presents may be subject, or to ascertain or inquire whether any sale or transfer of any such share or interest by any such Shareholder or his personal representatives is authorized by such trust, charge, or equity or to recognize any person as having any interest therein except the persons registered as such Shareholders. And the receipt of the person in whose name any share is registered or, if such share is registered in the names of more than one person, the receipt of any one of such persons shall be a sufficient discharge for all distributions and other moneys payable in respect of such share and from all liability to see to the application thereof.

     22. Every notice to the Shareholders required or provided for in these presents may be given to them personally or by sending it to them through the postoffice in a prepaid letter addressed to each of them respectively at his address specified in the register and shall be deemed to have been given at the time when it was posted. But in respect of any share held jointly by several persons notice so given to anyone of such persons shall be sufficient notice to all of them. And any notice so sent to the registered address of any Shareholder shall be deemed to have been duly sent in respect of any such share whether held by him solely or jointly with others notwithstanding he be then deceased and whether the Trustees or any person sending such notice have knowledge or not of his death until some other person or persons shall be registered as holders. And the certificate of the person or persons giving such notice shall be sufficient evidence thereof and shall protect all persons acting in good faith in reliance on such certificate.

     22A. The Trustees may fix in advance a time, which shall be not more than sixty days before the date of any meeting of shareholders or the date for the payment of any dividend or the making of any distribution to shareholders or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only shareholders of record on such record date shall have such right notwithstanding the sale or redemption of shares after the record date; or without fixing such record date the Trustees may for any of such purposes close the transfer books for all or any part of such period.

                                  THE CUSTODIAN

     23. The Trustees shall at all times, except as hereinafter provided, employ a Custodian which shall be a bank or trust company (which may include a firm of private bankers subject to examination or regulation by federal or state authorities of the United States) having an aggregate capital, surplus and undivided profits as shown by its last published report of at least $2,000,000. The Trustees shall keep this Declaration of Trust and all amendments thereto, and all of the securities and other intangible properties and moneys of the Trust at all times in the possession of the Custodian unless no such Custodian can be found who is willing to act and unless the holders of a majority of the shares shall have consented in writing to the Trustees functioning without a Custodian. Such Custodian shall be employed under a contract providing that the Custodian shall among other things have authority as Agent of the Trustees, but subject to the limitations of this Paragraph 23:

         (1) to hold the securities owned by the Trust and deliver the same upon written orders of the Trust;

         (2) to receive and receipt for any funds of the Trust representing the proceeds from sales of securities owned by the Trust and of shares issued by the Trust and payments of principal upon securities owned by the Trust and capital distributions in respect of shares owned by the Trust, and to deposit the same in its own banking department, or elsewhere, as the Trust may direct, in any bank or trust company organized under the laws of the United States of America or of any state thereof approved by the Custodian, provided that all such deposits shall be subject only to the draft or order of the Custodian;

         (3) to disburse such funds upon orders of the Trust.

     The Trust will cause to be delivered to the Custodian all securities owned by the Trust or to which it may become entitled, and will order the same to be delivered by the Custodian only in completion of a sale, exchange, redemption, retirement, conversion, transfer, pledge, or other disposition thereof for any purpose of the Trust, against receipt by the Custodian of the consideration therefor or a certificate of deposit, or a receipt of an issuer or of its transfer agent or of a broker in accordance with the "street delivery" custom, or other proper receipt therefor, all as the Trustees may generally or from time to time require or approve, or to a successor Custodian, and the Trust will cause all funds of the character described above to be paid to the Custodian, and will order the same disbursed only against delivery of shares of the Trust repurchased or of investments purchased, or for subscriptions or other such payments relating to investments of the Trust, or in payment of expenses and liabilities of the Trust, Trustees' remuneration, and distribution to shareholders; or to a successor Custodian.

     Subject as aforesaid and to the limitation hereinafter contained the Trustees shall at all times reserve the power to terminate any such contract and to require the delivery to them of the documents, securities, properties and moneys belonging to the Trust. The limitation is that the Trustees shall not exercise their power to require such delivery unless the holders of a majority of the shares shall have consented in writing to the Trustees functioning without a Custodian.

     A certificate signed by a majority of the Trustees reciting that any consent required by this paragraph 23 has been received shall be deposited with the Custodian and shall be conclusive evidence of such fact.

                                 THE UNDERWRITER

     24. The Trustees may in their discretion from time to time enter into a contract with any person as an Underwriter, providing for public offering and sale of the shares of the Trust. By such contract, the Trustees may either agree to sell the shares to the Underwriter or appoint the Underwriter to be their agent in a public offering and sale of the shares, and such contract may be either exclusive or not exclusive and may be upon such terms and conditions as the Trustees may in their discretion determine, subject, however, to all applicable provisions of the laws of the United States of America and of the Commonwealth of Massachusetts. Such contract shall require the Underwriter to bear all expenses (a) of printing and distributing any prospectus other than the expense of preparing and setting up in type and distributing to Shareholders of the Trust any prospectus or report or other communication required under Federal law to be filed with the Securities and Exchange Commission or to be distributed to Shareholders, (b) of preparing, printing and distributing any other literature used by the Underwriter or dealers in connection with the offering of the shares for sale to the public, (c) any expense of advertising in connection with such offering, and (d) the expenses (other than auditing expense) of qualification of the shares for sale, and, if necessary or advisable in connection therewith of qualifying the Trust as a dealer or broker, in such states or other jurisdictions as shall be selected by the Underwriter and the fees payable to each such state or other jurisdiction for continuing the qualification therein until the Underwriter notifies the Trust that it does not wish such qualification continued; provided, however, that to the extent that qualification of a particular number of shares for sale in a state or other jurisdiction shall be required in connection with a transaction with respect to which the Underwriter receives no compensation, either as principal or agent, the expense of such qualification may be borne by the Trust.

     The public offering price of a share shall be the liquidating value thereof as defined in paragraph 13 hereof plus a sales charge, if any, not to exceed nine per cent of the offering price which charge may be reduced or eliminated with respect to particular transactions or types of transactions to the extent permitted by the Investment Company Act of 1940 and rules thereunder.

                            MISCELLANEOUS PROVISIONS

     25. The Trust provided for in these presents may be designated for all the purposes thereof as Century Shares Trust, and under that name so far as practicable all the affairs of the Trust may be conducted by the Trustees. The Trustees may be referred to as Trustees of Century Shares Trust.

     26. In the construction of these presents words in the singular number include the plural number and vice versa, and words denoting males include females, and the word person or persons may include firms, associations, trusts, and corporations and the term Trust shall mean Century Shares Trust unless a contrary intention is to be inferred from the subject-matter or context.

     27. This instrument is executed and delivered by the Trustees in the Commonwealth of Massachusetts and with reference to the laws thereof, all rights and duties in relation thereto and the construction and effect thereof shall be subject to and be construed according to the laws of said Commonwealth.

     28. The Transfer Agent or the Registrar shall not have any duties or responsibilities from, arising out, or on account of any of the terms or provisions of these presents except as herein expressly provided, and shall not be responsible or liable in any manner in acting as Transfer Agent or Registrar in signing and delivering the share certificates hereinbefore provided for, except for its own neglect or default. The Transfer Agent, or the Registrar, shall be entitled to advice of counsel on any matters connected with its duties or obligations hereunder, and shall be fully protected in relying and acting upon advice so given to it. The Transfer Agent or the Registrar shall be held harmless and indemnified against all loss, cost, damage and expense which it may suffer or incur in connection with or incident to the performance of its duties as Transfer Agent or Registrar except such as may arise because of its own willful default or neglect and shall be paid reasonable compensation for services rendered by it.

     29. The Trustees may amend this Declaration of Trust with the consent of the holders of a majority of the shares, except as otherwise provided to the contrary in paragraph 13 hereof, and if the shares of the Trust shall have been divided into series and an amendment requires the approval of the holders of a majority of one or more series under the Investment Company Act of 1940, with the consent of the holders of a majority of such series. An instrument setting forth any amendment together with a certificate signed by a majority of the Trustees reciting that such amendment has been duly adopted by the Trustees and that the consent of the holders of any required majority of the shares has been received shall be deposited with the Custodian, and shall be conclusive evidence of such facts. Within three months thereafter, notification thereof shall be given to the Shareholders.

     30. This instrument is executed in two counterparts, each of which shall be deemed an original.

     IN WITNESS WHEREOF the parties hereto have set their hands and seals at Boston in the Commonwealth of Massachusetts the day and year first above written.

                                                LOUIS CURTIS, JR.       ( SEAL )
                                                ROBERT H. GARDINER      ( SEAL )
                                                CHARLES P. CURTIS, JR.  ( SEAL )
                                                DONALD C. WATSON        ( SEAL )
                                                CHARLES D. DICKEY       ( SEAL )
                                                ELLERY S. JAMES         ( SEAL )

The Trustees on July 1, 1994 were as follows:
         ALLAN W. FULKERSON
         WILLIAM O. BAILEY
         JOHN E. BEARD
         ERNEST E. MONRAD
         WILLIAM W. DYER, JR.